                                                                 Exhibit 10.37
                                 STANDARD LEASE
SUITE 153 & 155                                        PARKER LINCOLN PAVILION

        This Lease, made as of May 30, 1996, by and between the Landlord and the Tenant named below.

                         ARTICLE I. - BASIC LEASE TERMS

        For purposes of this Lease, the following terms shall have the meanings set forth below:

        1.1     Landlord.  Parker-Raleigh Development XXIII, Limited Partnership

        1.2     Tenant.  PairGain Technologies, Inc.
whose Trade Name, if any is ___________________________________________________

        1.3     Manager.  Parker Lincoln Developers, Inc.

        1.4 Building. The Building (including the Premises) known as 2431 Spring Forest Road, Raleigh, NC 27615 located on that tract of land (the "Land") described on EXHIBIT A hereto, together with all other buildings, structures, fixtures and other improvements located thereon from time to time, being presently as depicted on the drawing (the "Site Plan") attached hereto as EXHIBIT B. The Building and the Land are collectively referred to herein as the "Property".

        1.5 Premises. The floor space and interior wall and ceiling space of that portion of the Building outlined in red or highlighted on Exhibit C attached hereto, resulting in an aggregate of approximately 20,000 square feet of gross leasable area known as Suite 153 and 155.

        1.6 Lease Term. 5 years, 0 months and 0 days beginning on the Commencement Date.

        1.7 Commencement Date. If improvements are to be erected upon the Premises, as described in Section 6.1, then the "Commencement Date" shall be the earlier of the date Tenant begins operating its business in the improvements erected upon the Premises or; ten (10) days after Landlord notifies Tenant that the Premises are ready for occupancy; and if no improvements are to be erected upon the Premises, the Commencement Date shall be the earlier of the date Tenant begins operating its business in the Premises or September 1, 1996. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession. Within thirty (30) days after the Commencement Date, Landlord and Tenant will execute an acknowledgement of the Commencement and Expiration Dates in the form attached hereto as EXHIBIT D. If Tenant is permitted access to the Premises prior to the Commencement Date, such early entry will be subject to all the terms and provisions of this Lease as though the Commencement Date had occurred.

        1.8     Base Rent.  Base Rent is:

            Months         PSF        Annual         Monthly
         1 through 12     $7.75     $155,000.00     $12,916.67
        13 through 24     $7.98     $159,600.00     $13,300.00
        25 through 36     $8.22     $164,400.00     $13,700.00
        37 through 48     $8.47     $169,400.00     $14,116.67
        49 through 60     $8.72     $174,400.00     $14,533.33

        1.9 Security Deposit. Security deposit is $3,441.76 is being transferred from lease dated August 22, 1995. The amount of $11,691.57 to be paid at lease execution. Said total security deposit being a total of $15,133.33.

        1.10    Address.

 Landlord's Address:         Tenant's Address:          Manager's Address:
Post Office Box 58036      14402 Franklin Avenue      Post Office Box 58036
Raleigh, NC 27658          Tustin, CA 92680-7013      Raleigh, NC 27658

Landlord, Tenant and Manager, by written notice to the others may change from time to time the foregoing addresses, and Landlord, by written notice to Tenant, may notify Tenant from time to time of the appointment of a new Manager and such new Manager's address.

        1.11    Permitted Use.  research and development

        1.12 Common Areas. Such parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by all tenants of the Property in common.

        1.13 Proportionate Share. The proportion, expressed as a percentage, that the gross leasable area in square feet in the Premises, as determined by Landlord, bears to the total number of constructed gross leasable area in square feet in the Building, as determined by Landlord, as of the date that the computation is made. The computation shall be adjusted by Landlord if additional square footage is added to the Building or to the Premises.

        1.14 Estimated Initial Common Area Costs Payment (Includes Common Area Maintenance, Taxes and Insurance):

        PSF   $1.33      Annual   $26,600.00     Monthly   $2,216.66

        1.15    Total Rental:
                (Estimated for the First Year)

                         Annual  $181,600.00     Monthly  $15,133.33

        1.16 Guarantor(s). The guarantor(s) of Tenant's obligations under this Lease is (are)
_______________________________________________________________________________

_______________________________________________________________________________

                ARTICLE 2. - GRANTING CLAUSE AND RENT PROVISIONS

        2.1 Grant of Premises. In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the other terms and provisions of this Lease, Landlord hereby leases the Premises to Tenant during the Lease Term, subject to the terms and provisions of this Lease.

        2.2 Base Rent. Tenant agrees to pay monthly as Base Rent during the term of this Lease the sum of money set forth in Section 1.8 of this Lease, which amount shall be payable to Landlord at the address shown above or at such other address that Landlord in writing shall notify Tenant. One (1) monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease, without demand, offset or deduction; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first


                                                          [PLEASE INITIAL STAMP]
day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as Additional Rent, all other sums due under this Lease, Base Rent and Additional Rent are sometimes collectively referred to herein as "Rent".

        2.3     Common Area Costs.  As used in this Lease, the term "Common
Area Costs" shall mean all expenses of Landlord with respect to the maintenance, servicing, repairing and operation of the Property, including, but not limited to the following: maintenance, repair, repair and replacement costs; electricity, fuel, water, sewer, gas and other utility charges;
security, window washing and janitorial services; trash and snow and ice removal; landscaping and pest control; management fees payable to Landlord, Landlord's affiliates or third parties; wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Property; all services, supplies, repairs, replacement or other expenses for maintaining and operating the Property; the cost, including interest, amortized over its useful life, of any capital improvement made to the Property by Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Property at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the Premises and thereby reduces operating expenses; all other expenses which generally would be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five (5) years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owner's association which accrue against the Property during the term of this Lease; governmental levies or charges of any kind or nature assessed or imposed on the Property, whether by state, county, city or any political subdivision thereof; and all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance, with respect to the Property. The term operating expenses does not include the following; expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are covered by insurance; income and franchise taxes of Landlord; expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space for new tenants; interest or principal payments or any mortgage or other indebtedness of Landlord; compensation paid to any employee of Landlord above the grade of property manager; any depreciation allowance or expenses; or operating expenses which are the responsibility of Tenant. Prior to the Commencement Date, and from time to time thereafter, Landlord shall deliver to Tenant its estimate of the Common Area Costs to be incurred during the then-current calendar year. Landlord may adjust the estimate from time to time during the year to which it relates.

        2.4 Common Area Costs Payments. Tenant, on the first day of each month during the Lease Term shall pay to Landlord, as Additional Rent, without offset or deduction, an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the estimated Common Area Costs as calculated by Landlord (prorated of any partial month). The Estimated Initial Common Area Costs Payment due from Tenant shall be the sum set forth in Section 1.14 above. All sums payable as additional rent under the terms of this Section shall be subject to adjustment as provided in Section 2.5.

        2.5     Adjustments to Common Area Costs.  Within one hundred twenty
(120) days following the end of each calendar year, Landlord shall furnish to Tenant a statement showing the total actual Common Area Costs for the calendar year just expired, the amount of Tenant's Proportionate Share of the Common Area Costs, and payments made by Tenant during such calendar year under Section
2.4. If Tenant's Proportionate Share of the actual Common Area Costs for such calendar year exceeds the aggregate of Tenant's monthly payments made during the calendar year just expired, Tenant shall pay to Landlord the deficiency within thirty (30) days after receipt of said statement. If Tenant's payments exceed Tenant's Proportionate Share of the actual Common Area Costs as shown on such statement, Tenant shall be entitled to offset the excess against payments thereafter becoming due as Tenant's Proportionate Share of Common Area Costs. No portion of the Common Area Costs paid by Tenant under this Article 2 shall be credited against Base Rent or any other rental obligations hereunder.

        2.6 Late Payment. Other remedies for nonpayment of Rent notwithstanding, if any payment of Base Rent or Additional Rent is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, or if any other payment hereunder due Landlord by Tenant is not received by Landlord on or before the fifth (5th) day of the month next following the month in which tenant was invoiced, Tenant shall also pay (a) a late payment charge of four percent (4%) of such past due amount and (b) interest of eighteen percent (18%) per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid balance, retroactive to the date originally due until paid.

        2.7 Increase in Insurance Premiums. If an increase in any insurance premiums paid by Landlord for the Property is caused by Tenant's use of the Premises in a manner other than as set forth in Section 1.11, or if Tenant vacated the Premises and caused an increase in such premiums, then Tenant shall pay as Additional Rent the amount of such increase to Landlord. Tenant agrees to pay any amounts due under this Section within ten (10) days following receipt of the invoice showing the Additional Rent due.

        2.8 Security Deposit. The security deposit set forth in Section 1.9(if any) shall be held by Landlord for the performance of tenant's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon. Upon the occurrence of any event of default by Tenant under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of Rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Landlord to Tenant upon the termination of this Lease. If any portion of the security deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the security deposit to its original amount. The Security Deposit may be assigned and transferred by Landlord to the successor in interest of Landlord and, upon acknowledgement by such successor of receipt of such security and its assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

        2.9 Notice to Vacate. Tenant shall give written notice to Landlord one hundred and eighty (180) days prior to the expiration of the Lease Term to vacate upon expiration of the Lease, to negotiate a renewal or to exercise an option to renew, if available. Failure to provide such written notice will indicate that Tenant intends to vacate and Landlord shall have the right to place signs, for the purpose of marketing in the windows of the Premises and to begin showing the Premises to potential new tenants. Negotiations of renewal options must be completed within thirty (30) days from the date Tenant gives written notice to exercise its option to renew. Notwithstanding the above, Landlord may decide not to renew Tenant's lease at its sole discretion.

        2.10 Holding Over. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord (in addition to Additional Rent payable under section 2.3 and any other sums payable under this Lease) as Base Rent for the period of such holdover an amount equal to two times the Base Rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease (without waiver of Landlord's right to recover damages as permitted by law). Upon the expiration or earlier termination of this Lease, Tenant agrees to vacate and deliver the Premises, and all keys thereto, to Landlord upon delivery to Tenant of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand . No holding over by Tenant, whether with or without the consent of Landlord shall operate to extend the term of this Lease. Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.


                   ARTICLE 3. - OCCUPANCY, USE AND OPERATIONS

        3.1 Use and Operation of Tenant's Business. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.11. Tenant shall occupy the Premises, conduct its business and control its agents, employees, and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Tenant shall continuously throughout the Lease Term occupy the Premises under the Trade Name. Tenant shall at all times operate its business in a first class manner. Tenant shall not conduct any auction or fire or bankruptcy sale in the Premises. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Property. Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Property.

        3.2 Signs. Tenant shall be responsible for the installation of a sign within thirty (30) days of occupancy in accordance with the sign criteria attached hereto as EXHIBIT G. No other sign of any type or description shall be erected, placed or painted in or about the Premises or the Property without Landlord's prior written consent, and Landlord reserves the right to remove, at Tenant's expense, all signs other than signs approved in writing by Landlord under this Section 3.2, without notice to Tenant and without liability to Tenant for any damages sustained by Tenant as a result thereof. Tenant shall be liable to Landlord for any cost or expense incurred by Landlord in removing such sign and for any damage caused by the removal of such sign. Landlord reserves the right, in Landlord's discretion, to permit a sign or signs which deviate from the Landlord's then-established sign criteria, and such permission by Landlord to any tenant or tenants shall not give rise to any rights in any other tenants to object thereto or to require Landlord to permit such other tenant to deviate from the criteria. Nothing contained herein shall limit Landlord's right to modify or amend such criteria from time to time.

        3.3     Compliance with Laws, Rules and Regulations.

                (a) Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Premises.

                (b) The "Americans with Disabilities Act of 1990" (ADA) is a federal law that prohibits discrimination on the basis of disability. The requirements of this act vary with the type of business the Tenant is engaged in and the number of employees the Tenant has both at this, and other locations. The Landlord is not qualified to determine which provisions of the ADA apply to Tenant. Therefore the Tenant shall determine if the leased space complies with the accessibility guidelines under ADA and advise the Landlord if any physical modifications to this facility are required to meet the Tenants needs under this law, or any other law, code or regulations. Modifications requested by Tenant to the leased facility shall be made by the Landlord, and the Tenant shall pay Landlord the full cost of the modifications requested. The Tenant shall indemnify and hold harmless the Landlord and its agents and employees from and against all claims, damages, losses and expenses, including but not limited to Attorney's fees, arising out of or resulting from the Tenants compliance of failure to comply with the ADA or other laws, codes or regulations.

                 (c) Tenant will comply with the rules and regulations of the Property adopted by Landlord attached hereto as EXHIBIT E. If Tenant is not complying with such rules and regulations, or if Tenant is in any way not complying with this Article 3, then, notwithstanding anything to the contrary contained herein, Landlord may, at its election enter the Premises without liability therefor and fulfill Tenant's obligations. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenses which Landlord may incur in effecting compliance with Tenant's obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Premises. All changes and amendments to the rules and regulations of the Property will be forwarded by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

        3.4 Warranty of Possession. Landlord and Tenant each warrants that it has the right and authority to execute this Lease, and Landlord warrants to Tenant, that upon payment of the required rents by Tenant and subject to the terms, conditions, covenants and agreements contained in this Lease, Tenant shall have possession of the Premises during the full term of this Lease, as well as any extension or renewal thereof, without hindrance from Landlord or any person or persons lawfully claiming the Premises by, through or under Landlord (but not otherwise); subject, however, to all mortgages, deeds of trust, leases and agreements to which this Lease is subordinate and to all laws, ordinances, orders, rules an regulations of any governmental authority. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises.

        3.5 Inspection. Landlord or its authorized agents shall at any and all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service or any other service to be provided by Landlord, to show the Premises to prospective mortgagees, purchasers or prospective tenants, and to alter, improve or repair the Premises or any other portion of the Property. Tenant hereby waives any claim for abatement or reduction of rent, or for any damages for injury, or inconvenience to, or interference with, Tenant's business, for any loss or occupancy or use of the Premises, and for any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Landlord shall have the right at all times to enter the Premises by any means in the event of any emergency without liability therefor.

        3.6 Personal Property Taxes. Tenant shall be liable for all taxes levied against leasehold improvements, merchandise, personal property, trade fixtures and all other taxable property located in the Premises. If any such taxes for which Tenant is liable are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which the Tenant is primarily liable pursuant to the terms of this Section. Tenant shall pay when due any and all taxes related to Tenant's use and operation of its business in the Premises.


        3.7 Garbage. All garbage and refuse shall be kept in an area designated by Landlord and in the kind of container specified by Landlord and shall be placed outside of the Premises daily, prepared for collection in the manner and at the times and places specified by Landlord. If Landlord provides or designates a service for collection of refuse and garbage, Tenant shall use it, at Tenant's expense, provided the cost thereof is competitive with any identical service available to Tenant.

                       ARTICLE 4. - UTILITIES AND SERVICE

        4.1 Utility Services. Landlord shall provide or cause to be provided the mains, conduits and other facilities necessary to supply water, gas, electricity, telephone service and sewage service to the Premises. Tenant shall, however, be responsible, at its expense, to make provisions for connecting or hooking up to such utilities, directly with the appropriate utility company furnishing same.

        4.2 Tenant Responsible for Charges. Tenant shall promptly pay all charges and deposits for electricity, water, gas, telephone service and sewage service and other utilities furnished to the Premises. Landlord may, if it so elects, furnish one or more utility services to Tenant, and in such event, Tenant shall purchase the use of such services as are tendered by Landlord, and shall pay on demand the rates established therefor by Landlord which shall not exceed the rate which would be charged for the same service if furnished to Tenant directly by the local public utility furnishing the same to the public at large. Landlord may at any time discontinue furnishing any such service without obligation to Tenant other than to connect the Premises to the public utility, if any, furnishing such service.

        4.3 Landlord's Services. Landlord shall provide routine maintenance, painting and electrical lighting service for all Common Areas and special service areas of the Property in the manner and to the extent deemed by Landlord to be standard. Landlord may, in its sole discretion, provide additional services not enumerated herein.

        4.4 No Liability. Landlord shall not be liable for any interruption whatsoever in utility services not furnished by it, nor for interruption in utility service furnished by it which are due to fire, accident, strikes, acts of God, riot, civil commotion, terrorist act, national emergency, shortage or labor or materials or other causes beyond the control of Landlord or in order to make alterations, repairs or improvements. Moreover, Landlord shall not be liable for any interruption of such utility services which continues during any reasonable period necessary to restore such service upon the occurrence of any of the foregoing conditions. Failure by Landlord to any extent to provide any services of Landlord specified herein or any other services not specified, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant in this Lease. If any of the equipment or machinery necessary or useful for provision of any utility services, and for which Landlord is responsible, breaks down, or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruption in service occasioned from the repairs.

        4.5 Theft or Burglary. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Property.

                      ARTICLE 5. - REPAIRS AND MAINTENANCE

        5.1 Landlord Repairs. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the term of this Lease except as are set forth in this Section.
Landlord shall maintain only the roof, foundation, parking and Common Areas, the structural soundness of the exterior walls. Landlord's cost of maintaining and repairing the items set forth in this Section are subject to the additional rent provisions in Section 2.2. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

        5.2 Tenant Repairs. Tenant, at its own cost and expense, shall maintain the Premises in a first-class condition (except for those items that are the responsibility of Landlord under Section 5.1). Without limiting the generality of the foregoing, Tenant shall maintain and keep in good repair (including replacement when necessary):

                (a) the interior of the Premises, including walls, floors and ceilings;

                (b) all windows and doors, including frames, glass, molding and hardware;

                (c) all wires and plumbing within the Premises which serve the Premises (as distinguished from those serving the Building generally);

                (d) all signs, air conditioning and heating equipment, mechanical doors and other mechanical equipment situated on or in the Premises or serving the Premises (as distinguished from those serving the Building generally); and

                (e) those utility facilities that are not Landlord's responsibility hereunder. Tenant shall further make all other repairs to the Premises made necessary by Tenant's failure to comply with its obligations under this Section. All fixtures installed by Tenant shall be new or shall have been completely and recently reconditioned.

        5.3 Request for Repairs. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address in Section 1.10.

        5.4 Tenant Damages. Tenant shall not allow any damage to be committed on any portion of the Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear expected. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant.

                   ARTICLE 6. - ALTERATIONS AND IMPROVEMENTS

        6.1 Construction. If any construction of tenant improvements is necessary for the initial occupancy of the Premises, such construction shall be accomplished and the cost of such construction shall be borne by Landlord and/or Tenant in accordance with EXHIBIT F attached hereto. Except as expressly provided in this Lease, Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvements to the Premises, and Tenant further waives any defects in the Premises and acknowledges and accepts (1) the Premises as suitable for the purpose for which they are leased and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition. Upon the request of Landlord, Tenant shall deliver to Landlord a completed acceptance of premises memorandum in Landlord's prescribed form.




                                     - 3 -
                                                                 Please Initial

        6.2 Tenant Improvements. Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Premises made by or installed by either party hereto shall remain upon and be surrendered with the Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord, at its option, may require Tenant to remove any physical improvements or additions and/or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Premises, the Property or any portion thereof. Tenant shall promptly cause any such liens that have arisen by reason of any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise within thirty (30) days after request by Landlord, and shall indemnify Landlord against losses arising out of any such claim (including, without limitation, legal fees and court costs).

         6.3 Common and Service Area Alterations. Landlord shall have the right to decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in, about or on the exterior of the Property, or any part thereof exclusive of the Premises, and to change, alter, relocate, remove or replace service areas and/or Common Areas, and to otherwise alter or modify the Property exclusive of the Premises, and for such purposes, to take such measures for safety or for the expediting of such work as may be required, in Landlord's judgment, all without affecting any of Tenant's obligations hereunder.

                      ARTICLE 7. - CASUALTY AND INSURANCE

         7.1 Substantial Destruction. If in the determination of Landlord the Premises should be totally destroyed by fire or other casualty, or if in the determination of Landlord the Premises should be damaged so that rebuilding cannot reasonably be completed substantially within one hundred and eighty
(180) working days after Landlord's receipt of written notification by tenant of the destruction, or if the Premises are damaged or destroyed by casualty not covered by the standard broad form of fire and extended coverage insurance then in common use in the State of North Carolina, then, at Landlord's sole option, this Lease shall terminate and, in such case, the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

        7.2 Partial Destruction. If following damage or destruction to the Premises by fire or other casualty, this Lease is not terminated pursuant to
Section 7.1 hereof, this Lease shall not terminate, and Landlord shall proceed, to the extent of insurance proceeds actually received by Landlord after the exercise by any mortgage of the Property of an option to apply proceeds against Landlord's debt to such mortgagee, with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same conditions in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the Base Rent payable under this Lease during the period for which the Premises are untenantable shall be reduced to amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Premises not rendered untenantable bears to the total net rentable area of the Premises prior to the casualty. Landlord's obligation to rebuild or restore under this Section shall be limited to restoring the Premises to substantially the condition in which the same existed prior to the casualty, exclusive of improvements for which Tenant is responsible under Section 6.1 and Exhibit F, and Tenant shall, promptly after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant's sole cost and expense to restore those improvements for which Tenant is responsible to substantially the condition in which the same existed prior to the casualty and to otherwise make the Premises suitable for Tenant's use. If Landlord fails to substantially complete the necessary repairs or rebuilding within one hundred and eighty (180) working days from the date of Landlord's receipt of written notification by Tenant of the destruction, Tenant may at its own option terminate this Lease by delivering written notice of termination to landlord, whereupon all rights and obligations under this Lease shall cease to exist.


        7.3 Property Insurance. Landlord shall at all times during the term of this Lease insure the Property against all risk of direct physical loss in an amount and with such deductibles as Landlord considers appropriate, provided, Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in
Article 2. Landlord shall have the right to self-insure against the above-described risk. Tenant at all times during the term of this Lease shall, at its own expense, keep in full force and effect insurance against fire and such other risks as are from time to time included in standard all-risk insurance policy (including coverage against vandalism and malicious mischief) for the full replacement cost of Tenant's trade fixtures, furniture, supplies and all items of personal property of Tenant located on or within the Premises. Tenant's policy shall also include business interruption/extra expense coverage in sufficient amounts. Landlord shall be a named insured on said policy.

        7.4 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Property, or personal property within the Property, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

        7.5 Hold Harmless. Landlord shall not be liable to Tenant or to Tenant's customers, employees, agents, guests or invitees, or to any other person whomever, for any injury to persons or damage to property on or about the Premises, including but not limited to, consequential damage, (1) caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Property or the Premises by express or implied invitation of Tenant, or (2) arising out of the use of the Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (3) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (4) caused by the improvements located in the Premises becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises or Property, or (5) arising out of the failure or cessation of any service provided by Landlord (including security service and devices), and Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any liability, loss, expense or claim (including, but not limited to reasonable attorneys' fees) arising out of such damage or injury. Nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Property or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord acting within the scope of their authority. Further, Tenant specifically agrees to be responsible for and indemnify and hold Landlord harmless from any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Premises.

        7.6     Liability Insurance.

                (a) Tenant at all times during the Lease shall, at its own expense, keep in full force and effect commercial general liability insurance with "personal injury" coverage and contractual liability coverage, with minimum combined bodily injury and property damage limit of $1,000,000 per occurrence/$2,000,000 aggregate per location subject to no deductible.
Landlord shall be an additional insured on said policy. Definition of additional insured shall include all partners, officers, directors, employees, agents and representatives of the named entities including its managing agent. Further, coverage for additional insured shall apply on a primary basis irrespective of any other insurance, whether collectible or not. All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen
(15) days prior to the expiration of the term of such coverage. All insurance required to be carried by Tenant under this Lease shall be in form and content, and written by insurers acceptable to Landlord, in its sole discretion. If Tenant shall fail to comply with any of the requirements contained relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand as additional rent hereunder, the premium cost thereof.

                (b) Affording coverage under the Workers Compensation laws of the State of North Carolina and Employers Liability coverage subject to a limit of no less than $100,000 each employee, $100,000 each accident, $500,000 policy limit.

                (c) Tenant shall maintain umbrella liability insurance at not less than a $3,000,000 limit providing excess coverage over all limits and coverages noted in 7.6.a and 7.6.b above. This policy shall be written on an occurrence basis. All policies noted above shall be written with insurance companies licensed to do business in the State of North Carolina and rated no lower than A:10 in the most current edition of A.M. Best's Casualty Key Rating Guide. All policies shall be endorsed to provide that in the event of cancellation, non-renewal or material modification, Landlord shall receive thirty (30) days written notice thereof.

        7.7 Boiler Insurance. At all times when a "boiler," as that term is defined for the purposes of boiler insurance, is located within the Premises, Tenant shall carry, at its expense, boiler insurance with policy limits of not less than One Hundred Thousand Dollars ($100,000.00) insuring both Landlord and Tenant against loss or liability caused by the operation or malfunction of such boiler.

        7.8 Hazardous Material. Throughout the term of this Lease, Tenant shall prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the Premises other than in strict compliance with all applicable federal, state, and local laws, rules, regulations and orders. For purposes of this provision, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any applicable local, state or federal law, rule, regulation or order. Tenant shall indemnify, defend, and hold harmless from and against

                (a) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work (herein referred to as "Remedial Work") required by, or incurred by Landlord or any other person or party in a reasonable belief that such Remedial Work is required by any applicable federal, state or local law, rule, regulation or order, or by any governmental agency, authority, or political subdivision having jurisdiction over the Premises, and

                (b) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Premises. In the event any Remedial Work is so required under any applicable federal, state, or local law, rule, regulation or order, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order. In the event Tenant shall fail to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion, such failure shall constitute an event of default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for the cost and expense thereof upon demand.

                           ARTICLE 8. - CONDEMNATION

        8.1 Substantial Taking. If in the determination of Landlord all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and in the determination of Landlord the taking would prevent or materially interfere with the portion of this Lease effective on the date physical possession is taken by the condemning authority.

        8.2 Partial Taking. If in the determination of Landlord a portion of the Premises shall be taken for any public or quais-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in
Section 8.1 above, Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds for land) actually received after the exercise by any mortgagee of the Property of an option to apply such proceeds against Landlord's debt to such mortgagee, the Property and other improvements on the Premises to the extent necessary to make it reasonably tenantable. The Base Rent payable under this Lease during the unexpired portion of the term shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Premises not rendered untenantable bears to the total net rentable area of the Premises prior to the casualty. If Landlord fails to substantially complete such restoration and reconstruction within one hundred and eighty (180) working days of the date of the physical possession by the condemning authority, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of this Lease shall cease to exist.

        8.3 Condemnation Proceeds. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Premises, shall be the property of Landlord (whether such award is compensation for damages to Landlord's or Tenant's interest in the Premises) and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant's fixtures and other property within the Premises if a separate award for such items is made to Tenant.

                      ARTICLE 9. - ASSIGNMENT OR SUBLEASE

        9.1 Tenant Assignment. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by merger, dissolution or transfer of a controlling interest in any partnership or corporate Tenant, which merger, dissolution or transfer shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

        9.2 Conditions of Tenant Assignment. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord in writing at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options:

                (1) cancel this Lease as to the Premises or portion thereof proposed to be assigned or sublet:

                (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or

                (3) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice stating otherwise. Upon the occurrence of an event of default by Tenant under this Lease, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties belonging to Tenant on the Premises to secure payment of such sums. No collection directly by Landlord from the assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease. All legal fees and expenses incurred by Landlord in connection with the review by Landlord of Tenant's requested assignment or sublease pursuant to this Section, together with any legal fees and disbursements incurred in the preparation and/or review of any documentation, shall be the responsibility of Tenant and shall be paid by Tenant within five (5) days of demand for payment thereof, as rental hereunder. If the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the Rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

        9.3 Landlord Assignment. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

        9.4 Rights of Mortgagee. Tenant accepts this Lease subject and subordinate to any recorded lease, mortgage or deed of trust lien presently existing, if any, or hereafter encumbering the Property and to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage or deed of trust lien hereafter placed on the Property. Upon any foreclosure, judicially or non-judicially, of any such mortgage, or the sale of the Property in lieu of foreclosure, or any other transfer of Landlord's interest in the Property, whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord's interest, and shall recognize such purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant's attornment to and recognition of such purchaser or grantee as Landlord hereunder. Such agreement of Tenant shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or any other transfer of Landlord's interest in the Property. Tenant, upon demand, at any time, before or after any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge, and deliver to the prospective transferee and/or mortgage a Lease Subordination, Non-Disturbance and Attornment Agreement and any additional written instruments and certificates evidencing such attornment as the mortgagee or other prospective transferee may reasonably require, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Notwithstanding anything to the contrary implied in this Section, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate.

        9.5 Estoppel Certificates. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, all or some of the following: Tenant is in possession of the Premises; the Lease is in full force and effect; the Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien, or claim of offset against Rent; the Rent is paid for the current month, but it is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Landlord; that Landlord has performed all inducements required of Landlord in connection with this Lease, including construction obligations, and Tenant accepts the Premises as constructed; an acknowledgement of the assignment of rentals and other sums due hereunder to the mortgagee and agreement to be bound thereby; and agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Premises by fire or other casualty requiring reconstruction; an agreement by Tenant to give the mortgagee written notice of Landlord's default hereunder and to permit the mortgagee to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as a result of such default; and such other matters as may be reasonably required by Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one (1) month's Rent in advance.

                              ARTICLE 10. - LIENS

        10.1 Landlord's Lien. As security for payment of Rent, damages and other payments required to be made by this Lease, and in addition to any statutory lien or security interest, Tenant hereby grants to Landlord a lien upon and security interest in all property of Tenant now or subsequently located upon the Premises. If Tenant is in default of any provision of this Lease, Landlord may enter upon the Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and take possession of all or any part of such property, and may sell all or any part of such property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of such property to the highest bidder, delivering to the highest bidder all of Tenant's title and interest in the property sold. The proceeds of the sale of such property shall be applied by landlord toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.

        10.2 Uniform Commercial Code. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Premises are situated. Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interest in and to Tenant's property; now or hereafter located upon the Premises, which may be granted a secured party, (as that term is defined under such Uniform Commercial Code), under this Lease. Tenant will on request execute and deliver to Landlord a financing statement (or continuation statement) for the purpose of perfecting Landlord's security interest under this Lease.

                       ARTICLE 11. - DEFAULT AND REMEDIES

        11.1 Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease:

                (1) Tenant shall fail to pay when due any installment of Rent or any other payment required pursuant to this Lease;

                (2) Tenant shall abandon any substantial portion of the Premises;

                (3) Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder;

                (4) Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

                (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Property;

                (6) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of Tenant or any guarantor of Tenant's obligations hereunder;

                (7) Tenant vacates or abandons the Premises for a period of fifteen (15) consecutive business days;

                (8) Tenant shall be in default of any other term, provision or covenant of this Lease, and such default is not cured within ten (10) days after written notice thereof to Tenant.

        11.2 Remedies for Tenant's Default. Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth in this Section 11.2 without any additional notice or demand:

                (1) Without declaring the Lease terminated, Landlord may enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet the Premises on behalf of Tenant and receive the rent directly by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises; further, Tenant agrees to reimburse Landlord for any reasonable expenditure made by it in order to relet the Premises, including, but not limited to, remodeling and repair costs, brokerage commissions and attorneys' fees.

                (2) Without declaring the Lease terminated, Landlord may enter upon the Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this Lease caused by the negligence of Landlord or otherwise.

                (3) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer for any reason due to the termination of this Lease under this Section 11.2, including (without limitation) loss and damage due to the failure of Tenant to maintain and/or repair the Premises as required hereunder and/or due to the inability of Landlord to relet the Premises on satisfactory terms or otherwise.

Landlord's exercise, following a default by Tenant under this Lease, of any right granted hereunder or under any applicable law to lock out or change the locks securing the Premises shall not impose upon Landlord any duty to notify Tenant of the name and address or telephone number of the individual or company from whom a new key may be obtained, nor shall Landlord have any duty to provide Tenant with a new key or any other means of access to the Premises. To the maximum extent permitted by law, Landlord and Tenant agree that the parties hereto intend that all rights and remedies of Landlord under this Lease shall supersede any conflicting provisions of the General Statutes of North Carolina, and any amendments, modifications, recodification or other changes thereto.

        Notwithstanding any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived Base Rent, shall be cancelled and the amount of the Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted. A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with Section 13.7 below, and no other act or omission of Landlord shall be construed as a termination of this Lease.

        11.3 Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the rights to the exercise of any other.

                           ARTICLE 12. - DEFINITIONS

        12.1 Abandon. "Abandon" means the vacating of all or a substantial portion of the Premises by Tenant, whether or not Tenant is in default of the rental or other payments due under this Lease.

        12.2 Act of God or Force Majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections, and/or any other cause not reasonably within the control of Landlord or which by the exercise of due diligence Landlord is unable wholly or in part, to prevent or overcome.

                          ARTICLE 13. - MISCELLANEOUS

        13.1 Waiver. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default ay any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit or any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms provisions and covenants contained in this Lease. Waiver by Landlord of any default by Tenant hereunder shall in no event be deemed or construed to be a waiver of identical or similar future defaults. Landlord may collect and receive rent due from Tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such payment. To the maximum extent allowable pursuant to applicable law, institution or a summary ejectment action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease.

        13.2 Act of God. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

        13.3 Attorney's Fees. If Tenant defaults in the performance of any of the terms, covenants agreements or conditions contained in this Lease and Landlord places in the hands of any attorney the enforcement of all or any part of this Lease, the collection of any rent or other sums due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's cost of collection, including reasonable attorneys' fees, whether suit is actually filed or not.

        13.4 Successors. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representations, successors and assigns.

        13.5 Rent Tax. If applicable in the jurisdiction where the Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, Common Area Costs, or other charge upon which the tax is based as set forth above.




                                     - 6 -
                                                                Please Initial

        13.6 Interpretation. The captions appearing in this Lease are convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of this Lease apply (1) in the plural sense where there is more than one tenant and (2) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of North Carolina shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto.

        13.7 Notices. All rent and other payments required to be made by Tenant shall be payable to Landlord, in care of Manager, at Manager's address set forth on page 1 (or if no address be set forth for Manager, to Landlord at Landlord's address set forth on page 1). All payments required to be made by Landlord to Tenant shall be payable to Tenant at Tenant's address set forth on page 1. Any notice or document (other than rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt required, addressed to the parties at the respective addresses set forth on page 1 (or, in the case of Tenant, at the Premises), or to such other addresses as the parties may have designated by written notice to each other, with copies of notices to Landlord being sent to Landlord's address as shown on page 1. Manager shall be a co-addressee with Landlord on all notices sent to Landlord by Tenant hereunder, and any notice sent to Landlord and not to Manager, also, in accordance with this section shall be deemed ineffective.

        13.8 Submission of Lease. SUBMISSION OF THIS LEASE TO TENANT FOR SIGNATURE DOES NOT CONSTITUTE A RESERVATION OF SPACE OR AN OPTION TO LEASE. THIS LEASE IS NOT EFFECTIVE UNTIL EXECUTION BY AND DELIVERY TO BOTH LANDLORD AND TENANT.

        13.9 Corporate Authority. If Tenant executes this Lease as a corporation or a partnership (general or limited), each person executing this Lease on behalf of Tenant personally represents and warrants that: Tenant is a duly authorized and existing corporation or partnership (general or limited), Tenant is qualified to do business in the state in which the Premises are located, the corporation or partnership (general or limited) has full right and authority to enter into this Lease, each person signing on behalf of the corporation or partnership (general or limited) is authorized to do so, and the execution and delivery of the Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If any representation or warranty contained in this Section is false, each person who executes this Lease shall be liable, individually, as Tenant hereunder.

        13.10 Multiple Tenants. If this Lease is executed by more than one person or entity as "Tenant," each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitled to rely on same to the extent as if all of the named Tenants had executed same.

        13.11 Tenant's Financial Statements. Tenant represents and warrants to Landlord that, as of the date of execution of this Lease by Tenant, the financial statements, if any, of Tenant provided to Landlord prior to or simultaneously with the execution of this Lease accurately represent the financial condition of Tenant as of the dates and for the periods indicated therein, such financial statements are true and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading and there has been no material adverse change in the financial condition or business prospects of Tenant since the respective dates of such financial statements. If there is a material adverse change in Tenant's financial condition, Tenant will give immediate notice of such material adverse change to Landlord. If Tenant fails to give such immediate notice to Landlord, such failure shall be deemed an event of default under this Lease.

        13.12 Severability. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.

        13.13 Landlord's Liability. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any other person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than the Property, nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.

        13.14 Sale of Property. Upon any conveyance, sale or exchange of the Premises or assignment of this Lease, Landlord shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

        13.15 Time is of the Essence. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence.

        13.16 Subtenancies. At Landlord's option, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger of estates and shall operate as an assignment of any or all permitted subleases or subtenancies.

        13.17 Common Areas. Landlord reserves the right to change, from time to time, the dimensions and location, identity and type of any buildings comprising the Building, and to construct additional buildings or additional stories on existing buildings or other improvements on the Property, provided that such changes and additional construction do not materially or adversely affect parking and signage for the Premises. Landlord reserves the right to change, from time to time, the dimensions and location of the Common Area and to allow the Common Area to be put to such uses as Landlord shall, from time to time, deem desirable. Tenant and its employees and customers shall have the nonexclusive right to use the Common Area in common with Landlord, other tenants of the Property and other persons designated by Landlord, subject to reasonable rules and regulations governing use that Landlord from time to time prescribes. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Area, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area to make repairs or alterations. Tenant acknowledges that Landlord may be required to grant to major tenants of the Property the right to display and sell merchandise and services on portions of the Common Area, and the rights herein granted to Tenant shall be inferior to any such rights granted to major tenants. The Common Area shall be under Landlord's sole operation and control. Tenant shall be responsible for and shall indemnify and hold Landlord harmless from any liability, loss or damage arising out of or caused by Tenant, its employees, subtenants, licensees, concessionaires, agents, suppliers, vendors, or service contractors, to any part of the Common Area, or to the Property whether such damages be structural or nonstructural.

        13.18 Employee Parking. Landlord may, from time to time, designate specific areas in which vehicles owned by Tenant and its employees shall be parked, and Tenant shall use best efforts to see that such vehicles are parked in such areas. Upon request, Tenant shall furnish to Landlord a complete list of the license numbers of all vehicles operated by Tenant and its employees.


              ARTICLE 14. - AMENDMENT AND LIMITATION OF WARRANTIES

        14.1 Entire Agreement. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE OR IN SUCH DOCUMENTS.

        14.2 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

        14.3 Limitations of Warranties. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

        14.4 Waiver and Releases. TENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TO TERMINATE THIS LEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS.

        14.5 Non-Disclosure of Lease Terms. NOTWITHSTANDING ANYTHING CONTAINED WITHIN THIS LEASE TO THE CONTRARY, IF TENANT DISCLOSES ANY OF THE MATERIAL TERMS AND/OR PROVISIONS OF THIS LEASE, INCLUDING BUT NOT LIMITED TO THE BASE RENT, TENANT'S COMMON AREA COSTS OR ANY CAPS ON SUCH COSTS, THE TENANT FINISH OUT ALLOWANCE, TENANT'S PROPORTIONATE SHARE OF GENERAL TAXES OR ANY CAP ON SUCH EXPENSE, TENANT'S PROPORTIONATE SHARE OF INSURANCE PREMIUMS OR ANY CAP ON SUCH EXPENSE, OR THE LEASE TERM TO ANY PERSON OR ENTITY NOT A PARTY TO THIS LEASE, EXCEPT TENANT'S ATTORNEY, THEN TENANT SHALL BE LIABLE FOR ALL DAMAGE OR INJURY TO LANDLORD RESULTING FROM TENANT'S FAILURE TO KEEP ALL SUCH INFORMATION CONFIDENTIAL AND TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY DAMAGE, LOSS OR INJURY OCCASIONED THEREBY. IN THE ALTERNATIVE, AND AT LANDLORD'S SOLE OPTION, IF

DAMAGES ARE DIFFICULT TO CALCULATE, TENANT SHALL PAY LIQUIDATED DAMAGES EQUAL
TO ONE (1) MONTH'S BASE RENT AS DEFINED IN ARTICLE 1 HEREOF.    See Addendum.

        EXECUTED by Tenant on June 4, 1996, and by Landlord on _____________, 199___, to be effective as of the first day written herein.

                        LANDLORD:
Please Initial          Parker-Raleigh Development XXIII, Limited Partnership

______________          _____________________________________________________

______________          By:__________________________________________________

ATTEST:                 _____________________________________________________

______________________  By:__________________________________________________

________ Secretary      Name:________________________________________________

(SEAL)                  Title:_______________________________________________



                        TENANT: (if an individual)

_______________________ _______________________________________________(SEAL)

WITNESS                 Name:________________________________________________


_______________________ _______________________________________________(SEAL)

WITNESS                 Name:________________________________________________


                        TENANT: (if a corporation)

                        PairGain Technologies, Inc.__________________________

ATTEST:                 _____________________________________________________

_________[SIG]_________ By:_________________[SIG]____________________________

[SIG]__ Secretary       Name:_______________[SIG]____________________________

(SEAL)                  Title:_______Chief Financial Officer_________________



                        TENANT: (if a partnership)

                        _____________________________________________________

                        _______________________________________________(SEAL)


_______________________ _____________________________________________________

WITNESS                 Name:_______________________________, general partner


_______________________ _____________________________________________________

WITNESS                 Name:_______________________________, general partner


_______________________ _____________________________________________________

WITNESS                 Name:_______________________________, general partner


_______________________ _____________________________________________________

WITNESS                 Name:_______________________________, general partner

                                     ADDENDUM

         This Addendum is attached to the Lease dated May 30, 1996 by and between PARKER-RALEIGH DEVELOPMENT XXIII, LIMITED PARTNERSHIP ("Landlord") and PAIRGAIN TECHNOLOGIES, INC. ("Tenant") ("the Lease"). In the event of a conflict between the terms and conditions of this Addendum and the general provisions of the Lease, this Addendum shall govern and control.

         The following shall constitute additional provisions or conditions to the Lease:

         1. Landlord, at its sole expense, shall make the following improvements as per attached Exhibit F:

                 a.       Add bathrooms.
                 b. Build break area with sink, cabinets, garbage disposal, and dishwasher.
                 c.       Build out office area.
                 d.       Add electrical outlets.
                 e.       Replace all ceiling tiles.
                 f.       Install new 30 ounce carpet.
                 g.       Install new VCT.
                 h.       Paint all walls.
                 i.       Roof and HVAC to be in good working condition.
                 j.       Landlord shall warrant HVAC for one (1) year.
                 k.       Landlord to provide 1,000 amp electrical service.

         2. The Lease dated August 22, 1995, between Parker Lincoln Developers, Inc. and/or Assigns and PairGain Technologies, Inc. located at 5440 Atlantic Springs Road, Suite 113 through 117, Raleigh, North Carolina, 27604, will be terminated upon turnover of space located at 2431 Spring Forest Road, Suite 153 and 155, Raleigh, North Carolina, 27615, as evidenced by the turnover letter and on condition that Tenant has fully complied with all the terms and conditions of this Lease and not then be in default under any of the terms hereof.

         3. Landlord shall allow Tenant to install wiring, partitions, and cabling thirty (30) days prior to commencement.

         4. Tenant assumes all responsibility for ensuring that his employees (and students) park only within the designated area as shown on Exhibit B. Tenant shall submit to Landlord and keep current, a list of all employees (and students) and the tag numbers for any vehicles they may drive to this location.

         5. Tenant may cancel lease after 36 months by giving Landlord six months advance written notice and paying $47,740.00 towards unamortized tenant improvement costs.

         6. Landlord will use best efforts to provide future expansion space to tenant. Consummation of a new lease that expands tenant into a larger space owned by Parker Lincoln Developers, Inc. will cause this lease to cancel at no cost to Tenant and be superseded by new lease with Parker Lincoln.


                           [SIGNATURE PAGE ATTACHED]

         Except as modified herein, all provisions of the Lease shall be in full force and effect.

                                    LANDLORD:

                                    PARKER-RALEIGH DEVELOPMENT XXIII,
                                    LIMITED PARTNERSHIP

                                    By:     Parker-Raleigh Development I, Inc.,
                                              Sole General Partner



ATTEST:                             BY:
                                        --------------------------------------
                                                           President
                                        ------------------

- ---------------------------------
             Secretary
- ------------
      (CORPORATE SEAL)


                                        TENANT:

                                        PAIRGAIN TECHNOLOGIES, INC.


ATTEST:                                 BY:  /s/
                                           -----------------------------------
                                                  Vice       President
                                           ------------------
 /s/
- ---------------------------------
  Assistant  Secretary
- ------------
      (CORPORATE SEAL)

                                   EXHIBIT A
                               LEGAL DESCRIPTION

                            PARKER LINCOLN PAVILION
                            2431 SPRING FOREST ROAD


         BEING all of Lot 6, of the Pavilion Shopping Center, containing 9.257 acres, a shown on the plat of survey entitled "Rerecording of Lot 6, Pavilion Shopping Center", dated September 7, 1989, prepared by Robert T. Newcomb, III, R.L.S. and recorded in Book of Maps 1989, Page 1018, in the Office of the Register of Deeds, Wake County, North Carolina.

                                                                    Exhibit B



                           PAVILION ON SPRING FOREST





                                     [MAP]






                                   SITE PLAN

                                                                   Exhibit C




                                   [LOTS MAP]

                                   EXHIBIT D


                              COMMENCEMENT EXHIBIT


                               TO BE FORTHCOMING

                                   Exhibit E

                              RULES & REGULATIONS

The following rules and regulations will remain in full force and effect until Tenant is notified in writing by Landlord of any changes.

1. Access to the Building. Access to the Demised Premises shall be gained by use of a key to the outside doors of the Demised Premises. Landlord may, from time to time, establish security controls for the purpose of regulating access to the building. Tenant shall abide by all such security regulations to be established.

2. Protecting Demised Premises. Before leaving the Demised Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Demised Premises and shut off all utilities in the Demised Premises.

       Tenant must maintain an adequate number of suitable fire extinguishers on the premises at all times for use in case of fire, including electrical or chemical fires.

3. Large Articles. Furniture, freight and other large or heavy articles may be brought into the building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility. All damage to the building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at the expense of Tenant.

4. Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the building, or on any part of the inside of the Demised Premises which can be seen from the outside of the Demised Premises, without the written consent of the Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved Landlord in writing. Landlord reserves the right to remove, at the Tenant's expense, all matter other than that above provided for without notice to Tenant.

5. Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Demised Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Demised Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, or which may be dangerous to person or property.

6. Waste Disposal. Tenant must keep, and prepare for collection, all garbage and refuse in a container approved by Landlord. Landlord must also approve the location of the container. Tenant will be responsible for the cost of container and the cost of trash removal. Tenant must not burn trash or garbage of any kind on or about the leased premises or the building or park where located.

7. Antenna or satellite dish. Tenant may not erect any aerial, antenna or satellite dish on the roof or exterior walls of the premises or on the grounds. Any such installation will be subject to removal without notice at any time.

8. Obstruction of Public Areas. Tenant may not place or permit any obstructions, materials or equipment in the outside areas adjoining the premises without the written consent of the Landlord. All equipment, merchandise, freight or other materials must be moved inside the premises at the end of each business day.

       Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, passageway, entrance, or shipping area.
       Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Demised Premises,

Rules & Regulations
Page 2

        and shall move all such items and waste (other than waste customarily removed by the building employees) that are any time being taken from the Demised Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgement of landlord shall be prejudicial to the safety, character, reputation and interest of the building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business unless such persons are engaged in illegal activities.

9. Defacing Demised Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Demised Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Demised Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Demised Premises.

       Tenant shall not do any painting or decorating in the Demised Premises or install any floor coverings in the Demised Premises or make, paint, cut or drill into, or in any way deface any part of the Demised Premises or building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Demised Premises, or any facility in the building or any public corridors or elevators therein by bringing in or removing any large or heavy articles mid Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at Tenant's expense of such material and dimensions necessary to properly distribute the weight.

10. Additional Locks. Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this lease or termination of Tenant's possession, Tenant shall surrender all keys to the Demised Premises.

11. Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of Landlord, and then only under the direction of Landlord and at Tenant's expense. Tenant shall not install in the Demised Premises any equipment which requires a substantial amount of electrical current without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Demised Premises, taking into account the capacity of the electric wiring in the building, and shall not in any event connect a greater load that which is safe.

       Tenant shall not operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the building or elsewhere and/or cause disturbing noises or vibrations. Tenant shall not use any illumination or power for the operation of any equipment or device other than electricity.

12. Parking. Parking is in designated parking areas only. There should not be any parking in the "no parking" zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized, (unidentified) cars in handicapped spaces. Visitor parking spaces should not be used by Tenant's employees. Storage of vehicles on the parking lot is prohibited except with the written consent of the Landlord.

Rules & Regulations
Page 3

13. Pest Control. Tenant must keep the Demised Premises free from pests, insects and rodents by using a professional pest exterminating contractor when needed, at Tenant's expense.

14. Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

15. Solicitation. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Demised Premises unless ordinarily embraced within the Tenant's use of the Demised Premises specified herein and specific authority granted in the lease agreement. Tenant, his employees, and agents, may not solicit business in the parking lot or other common areas and may not distribute handbills or other advertising matter in automobiles parked in the parking area or other common area.

16. Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) of any controls.

17. Intoxication. Landlord reserves the right to exclude or expel from the building any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the building.

18.    Nuisances and Certain Other Prohibited Uses.  Tenant shall not:

       (a) engage in any mechanical business, utilize any article or thing, or engage in any service in or about the Demised Premises or building, except those ordinarily embraced within the permitted use of the Demised Premises;

       (b) use the Demised Premises for housing, lodging, or sleeping purposes;

       (c) create excessive noise, place a musical or sound producing instrument or device inside or outside the Demised Premises which may be heard outside the Demised Premises;

       (d) bring or permit to be in the building complex any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal or bird;

       (e) cause or permit any noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors;

       (f) do anything in or about the Demised Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the building.

19. Amendment of Rules & Regulations. Landlord reserves the right to amend or waive any of the foregoing rules or regulations at any time when, in its judgement, it is in the property's best interests and the Tenants' best interests. No such amendment or waiver of any rules and regulation in favor of one Tenant operates as an alteration or waiver in favor of any other Tenant. Landlord is not responsible to any Tenant for the nonobservance or violation by any other Tenant of any these rules and regulations at any time.

                                                                      Exhibit F


                          PAIRGAIN TECHNOLOGIES, INC.
                            2431 SPRING FOREST ROAD
                               RALEIGH, NC 27604





                            PARKER LINCOLN PAVILION



                                  [FLOOR PLAN]








                             FLOOR PLAN - SCHEME 1

                                   Exhibit G

                          SIGN CRITERIA SPECIFICATIONS

                            Parker Lincoln Pavilion
                            2431 Spring Forest Road
                               Raleigh, NC 27615

I.       SIGN DIVISIONS

         A.      Major Tenants
         B.      Outparcels
         C.      In-Line Tenant's Fascia
         D.      Tract Identification

II.      APPROVAL

         All signs shall be reviewed by the Landlord prior to fabrication. Shop drawings shall be submitted to the Landlord for approval denoting size, color, material and method of attachment.

III.     PERMITS

         Sign permits are required by the City of Raleigh for all permanent and temporary signs and shall be obtained prior to fabrication or installation. Electrical permits shall be obtained for any electrical signs and shall be electrically connected by a licensed contractor.

IV.      RESTRICTIONS

         A. Unless otherwise approved by Landlord, tenant signs shall consist of the store name only. No listing of service or merchandise is permitted without Landlord approval unless it is part of the store name. Nationally and State registered logos which comply with the requirements of the local governing authority will be permitted with Landlord approval.
         B.      The following types of signs are prohibited:

                 1.       Rooftop signs
                 2.       Outrigger signs
                 3.       Moving or flashing signs
                 4.       Indescent signs

         C. No sign will be placed in final position without approval from the Landlord's representative.
         D. All signs shall be fabricated and installed in compliance with all National and local codes.

V.       MAJOR TENANT SIGNS

         A major tenant is a tenant with a lease area exceeding 17,000 square feet. The following sign requirements apply to major tenants:

         A. Dominant typestyle shall be Helvetica Medium, others with Landlord approval.
         B.      Maximum letter height is 6'-0".  Minimum letter height is 10".
         C. Signs shall consist of individually internally illuminated channel letters.
         D. Letter faces shall be #7328 White acrylic with 1" wide White jewelite trimcap retainer molding.
         E. Internal illumination shall be either two (2) or four (4) row 6500 White neon tubing.
         F.      Letter channels shall be painted white.
         G.      Letters shall be installed directly to the building facade.
         H.      Total major tenant signage shall not exceed 200 square feet.

Parker Lincoln Pavilion
Sign Criteria
Page 2

VI.      OUTPARCEL TENANT SIGNS

         A.      Maximum letter height is 6'-0".  Minimum letter height is 4".
         B. Outparcel tenants will be allowed internally illuminated channel letters or cabinet type signs as follows:

                 1. Individual channel letter signs shall be #7328 White acrylic faces with 1" wide White jewelite trimcap retainer molding. Internal illumination to be either two (2) or four (4) row 6500 White neon tubing. Letter channels shall be white or Parker Lincoln Teal #0001.
                 2.       Cabinet type signs shall be fabricated aluminum.
                          Sign face colors shall be #7328 White and letters shall be Parker Lincoln Teal #0001. Cabinet sign channels shall be painted white or Parker Lincoln Teal #0001.
                 3. Goodberry's signs will remain Magenta. The use of the color Magenta is limited to this outparcel and this pre-existing tenant.

         C.      Total outparcel signage shall not exceed 200 square feet.

VII.     IN-LINE TENANT FASCIA SIGNS

         A. Dominant typestyle shall be Helvetica Medium, others with Landlord approval.
         B.      Maximum letter size is 24".  Minimum letter size is 4".
         C. Signs shall consist of individually internally illuminated channel letters mounted on a raceway.
         D. Letter faces shall be #7328 White acrylic with White jewelite trimcap retainer molding.
         E.      Internal illumination shall be 6500 White neon tubing.
         F. Letter and letter channels shall be white and raceway painted to match Parker Lincoln Teal #0001.
         G. All signs shall be installed within provided signbands located between storefront columns.
         H. Total length of tenant signs shall not exceed 1'-0" less than the total width of the signband, without Landlord's approval, for signbands not bordered by columns.
         I. Total sign square footage shall not exceed two times the total width of the lease space.

VIII.    TRACT IDENTIFICATIONS SIGNS

         The Landlord, at their discretion, may install a maximum of two (2) tract identification signs denoting the name of the center. The design, color and location will be determined by the Landlord. Sign colors shall be White and Parker Lincoln Teal #0001.

IX.      MISCELLANEOUS SIGNAGE

         A. Directional and public informational signs shall not exceed six (6) square feet in size and 3'-6" in height. Colors shall be White and Parker Lincoln Teal #0001.
         B. Temporary promotional signs shall require prior approval of the Landlord.